Exhibit 5.2

10250 Constellation Blvd., Suite 1100
Los Angeles, California 90067
Tel: +1.424.653.5500 Fax: +1.424.653.5501
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
February 5, 2025	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
Healthpeak Properties, Inc.	Hamburg	Silicon Valley
Healthpeak OP, LLC	Hong Kong	Singapore
DOC DR Holdco, LLC	Houston	Tel Aviv
DOC DR, LLC	London	Tokyo
4600 South Syracuse Street, Suite 500	Los Angeles	Washington, D.C.
Denver, CO 80237	Madrid

Re:          Healthpeak Properties, Inc., Healthpeak OP, LLC, DOC DR Holdco, LLC, DOC DR, LLC

To the addressees set forth above:

We have acted as special counsel to Healthpeak Properties, Inc., a Maryland corporation (the “Company”), Healthpeak OP, LLC, a Maryland limited liability company (“Healthpeak OP”), DOC DR Holdco, LLC, a Maryland limited liability company (“DOC DR Holdco”), and DOC DR, LLC, a Maryland limited liability company (“DOC DR”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 to the registration statement on Form S-3 (Registration Nos. 333-276954, 333-276954-01, 333-276954-02 and 333-276954-03) (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that the Base Prospectus will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale (i) by Healthpeak OP of one or more series of Healthpeak OP’s debt securities (the “Healthpeak OP Debt Securities”) to be issued pursuant to (A) an indenture incorporated by reference as an exhibit to the Registration Statement by and among Healthpeak OP, as issuer, the Company, DOC DR Holdco and DOC DR, as guarantors (in such capacity, the “OP Guarantors”), and U.S. Bank Trust Company, National Association, as trustee, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Healthpeak OP Debt Securities, the “US Bank Healthpeak OP Indenture”) and/or (B) an indenture incorporated by reference as an exhibit to the Registration Statement by and among Healthpeak OP, as issuer, the Company, DOC DR Holdco and DOC DR, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Healthpeak OP Debt Securities, the “BNYM Healthpeak OP Indenture” and, together with the US Bank Healthpeak OP Indenture, the “Applicable Healthpeak OP Indenture”), (ii) by the Company of guarantees of the Healthpeak OP Debt Securities (the “Company OP Guarantees”) pursuant to the Applicable Healthpeak OP Indenture, (iii) by DOC DR Holdco of guarantees of the Healthpeak OP Debt Securities (the “DOC DR Holdco OP Guarantees”) pursuant to the Applicable Healthpeak OP Indenture, (iv) by DOC DR of guarantees of the Healthpeak OP Debt Securities (the “DOC DR OP Guarantees” and, together with the Company OP Guarantees and the DOC DR Holdco OP Guarantees, the “OP Guarantees”) pursuant to the Applicable Healthpeak OP Indenture, (v) by the Company of one or more series of the Company’s debt securities (the “Company Debt Securities” and, together with the Healthpeak OP Debt Securities, the “Debt Securities”) to be issued pursuant to an indenture incorporated by reference as an exhibit to the Registration Statement by and between the Company, as issuer, Healthpeak OP, DOC DR Holdco and DOC DR, as guarantors (in such capacity, the “Company Guarantors”), and U.S. Bank Trust Company, National Association, as trustee, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Company Debt Securities, the “Company Indenture”), (vi) by Healthpeak OP of guarantees of the Company Debt Securities (the “Healthpeak OP Company Guarantees”) issued pursuant to the Company Indenture, (vii) by DOC DR Holdco of guarantees of the Company Debt Securities (the “DOC DR Holdco Company Guarantees”) issued pursuant to the Company Indenture, (viii) by DOC DR of guarantees of the Company Debt Securities (the “DOC DR Company Guarantees” and, together with the Healthpeak OP Company Guarantees and the DOC DR Holdco Company Guarantees, the “Company Guarantees”) issued pursuant to the Company Indenture, (ix) by the Company of shares of the Company’s common stock, $1.00 par value per share (“Common Stock”), (x) by the Company of shares of one or more series of the Company’s preferred stock, $1.00 par value per share (“Preferred Stock”), (xi) by the Company of shares of Preferred Stock represented by depositary shares (“Depositary Shares”) and (xii) by the Company of warrants to purchase Company Debt Securities, shares of Common Stock, shares of Preferred Stock or other securities of the Company (“Warrants”).

February 5, 2025 Page 2

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the relevant securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, Healthpeak OP and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning Maryland law are addressed in the opinion of Ballard Spahr LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

February 5, 2025 Page 3

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.            When the Applicable Healthpeak OP Indenture has been duly authorized, executed and delivered by all necessary limited liability company action of Healthpeak OP, and when the specific terms of a particular series of Healthpeak OP Debt Securities have been duly established in accordance with the terms of the Applicable Healthpeak OP Indenture and authorized by all necessary limited liability company action of Healthpeak OP, and such Healthpeak OP Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor, and when the OP Guarantees of such Healthpeak OP Debt Securities have been duly authorized by all necessary corporate or limited liability company action, as applicable, of the OP Guarantors and duly executed and delivered by the OP Guarantors in accordance with the terms of the Applicable Healthpeak OP Indenture and, in each case, in the manner contemplated by the applicable Prospectus and by such limited liability company and corporate action, as applicable, such Healthpeak OP Debt Securities and OP Guarantees will be the legally valid and binding obligations of Healthpeak OP and the OP Guarantors, respectively, enforceable against Healthpeak OP and the OP Guarantors in accordance with their respective terms.

2.            When the Company Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Company Debt Securities have been duly established in accordance with the terms of the Company Indenture and authorized by all necessary corporate action of the Company, and such Company Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor, and when the Company Guarantees of such Company Debt Securities have been duly authorized by all necessary limited liability company action of the Company Guarantors and duly executed and delivered by the Company Guarantors in accordance with the terms of the Company Indenture and, in each case, in the manner contemplated by the applicable Prospectus and by such corporate and limited liability company action, as applicable, such Company Debt Securities and Company Guarantees will be the legally valid and binding obligations of the Company and the Company Guarantors, respectively, enforceable against the Company and the Company Guarantors in accordance with their respective terms.

3.            When the applicable deposit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary corporate action of the Company, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

February 5, 2025 Page 4

4.            When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

February 5, 2025 Page 5

With your consent, we have assumed (a) that each of the OP Debt Securities, OP Guarantees, Company Debt Securities, Company Guarantees, Depositary Shares and Warrants and the Applicable Healthpeak OP Indenture, Company Indenture, deposit agreements and warrant agreements governing such relevant securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, Healthpeak OP, DOC DR Holdco and DOC DR, as applicable, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP